MANAGEMENT’S ASSERTION OF COMPLIANCE

Management of the Agency and Trust division of Citibank, N.A. (or “Company”) is responsible for assessing compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB promulgated by the Securities and Exchange Commission.

Management has determined that the servicing criteria set forth in Item 1122(d) of Regulation AB are applicable in regard to the servicing platform as of and for the period as follows:

Platform: Publicly-issued (i.e., transaction-level reporting initially required under the Securities Exchange Act of 1934, as amended) and certain privately-issued (i.e., for which transaction-level reporting is required pursuant to contractual obligation) commercial mortgage-backed securities issued on or after January 1, 2011, as listed in Appendix A, for which the Company provides the following servicing functions (the “Platform”):

•
paying agent, certificate administration and trustee; or
•
certificate administration and paying agent

Applicable Servicing Criteria: All servicing criteria set forth in Item 1122(d), to the extent required by Item 1122(d) servicing criteria in regards to the activities performed by the Company with respect to the Platform as to any transaction, except for the following servicing criteria: 1122(d)(1)(iii), 1122(d)(4)(i)-1122(d)(4)(ii) and 1122(d)(4)(iv)-1122(d)(4)(xv), which management has determined are not applicable to the activities the Company performs with respect to the Platform (the “Applicable Servicing Criteria”). Servicing criterion 1122(d)(1)(v) is applicable only to the activities the Company performs related to the mathematically accurate aggregation of information received from servicers and the accurate conveyance of such information within reports to investors. Servicing criterion 1122(d)(4)(iii) is applicable to the activities the Company performs with respect to the Platform only as it relates to the Company’s obligation to report additions, removals or substitutions on reports to investors in accordance with the transaction agreements. With respect to servicing criteria 1122(d)(2)(iii) and 1122(d)(4)(iii), there were no activities performed during the twelve months ended December 31, 2023 with respect to the Platform, because there were no occurrences of events that would require the Company to perform such activities.

Period: Twelve months ended December 31, 2023 (the “Period”).

With respect to the Platform as of and for the Period, the Company’s management provides the following assertion of compliance with respect to the Applicable Servicing Criteria:

•
The Company’s management is responsible for assessing the Company’s compliance with the Applicable Servicing Criteria.
•
The Company’s management has assessed compliance with the Applicable Servicing Criteria. In making this assessment, management used the criteria set forth by the Securities and Exchange Commission in paragraph (d) of Item 1122 of Regulation AB.
•
Based on such assessment, the Company has complied, in all material respects, with the Applicable Servicing Criteria.

KPMG LLP, an independent registered public accounting firm, has issued an attestation report with respect to management’s assertion of compliance with the Applicable Servicing Criteria as of and for the Period.

CITIBANK, N.A.

By: ___/S/ James Maitland______________________

Its: ___Managing Director_______________________

Dated: February 29, 2024

Appendix A

Mortgage-backed Transactions and Securities Constituting the Platform

DEAL NAME

GSMC 2011-GC3

GSMST-2011GC5

CFCRE 2011-C2

CGCMT 2012-GC8

CGCMT 2013-GCJ11

CGCMT 2013-375P

CGCMT 2013-GC15

CGCMT 2013-GC17

CGCMT 2014-GC23

MSBAM Trust Series 2014-C17

CGCMT 2014-GC25

CCMT 2015-GC27

CGCMT 2015-GC29

CGCMT 2015-GC31

CGCMT 2015-P1

CGCMT 2015-GC33

CGCMT 2015-GC35

225 Liberty Street 2016-225L

CGCMT 2016-P3

CCMT16GC37

CGCMT 2016-C1

CCMT16P4

CCMT16C2

CGCMT 2016-P5

CGCMT 2016-C3

CCMT16P6

CGCMT 2017-P7

CD 2017-CD5 Mortgage Trust

CGCMT 2017-B1

CGCMT 2017-P8

CGCMT 2017-C4

CGCMT 2018-B2

BMARK 2018-B3

CGCMT 2018-C5

BMARK 2018-B6

CGCMT 2018-C6

BMARK 2019-B9

CF 2019-CF1 Mortgage Trust

BMARK 2019-B12

CGCMT 2019-GC41

CF 2019-CF2 Mortgage Trust

CGCMT 2019-GC43

MAD 2019-650M

BMARK 2019-B15

CGCMT 2019-C7

CGCMT 2020-GC46

CGCMT 2020-555

CFK Trust 2020-MF2

BXCMT 2020-VIVA

BMARK 2020-B19

CGCMT 2020-420K

BMARK 2021-B23

NYC 2021-909

BMARK 2021-B27

Benchmark 2021-B31